UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2008

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA (Address of principal executive offices)		91320-1799 (Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On October 2, 2008, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed François de Carbonnel as a director of the Company, effective immediately. Mr. de Carbonnel is a consultant and corporate financial advisor and Chairman of the board of directors of Thomson S.A. (Euronext Paris:18453; NYSE:TMS), an international multimedia corporation. He is also a member of the boards of Pages Jaunes S.A., a French public company, Quilvest S.A., a public Luxembourg company, Ecofin Global Utilities Hedge Fund Ltd. and Ecofin North America Utilities Hedge Fund Ltd., both Irish public companies. Mr. de Carbonnel will serve as a member of the Audit and Governance and Nominating Committees of the Board.

There are no transactions between Mr. de Carbonnel or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. de Carbonnel and any other persons or entities pursuant to which Mr. de Carbonnel was appointed as a director of the Company.

Upon his appointment to the Board, Mr. de Carbonnel became entitled to a prorated portion of the non-employee directors’ compensation. To that end, Mr. de Carbonnel is entitled to receive a prorated portion of the annual retainer of $55,000 and will receive $3,000 for each Board meeting he attends in person ($1,500 for telephonic attendance) and $1,500 for each committee meeting he attends in person ($750 for telephonic attendance). Mr. de Carbonnel will also be entitled to reimbursement of his expenses, in accordance with the Company’s policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. In addition, Mr. de Carbonnel will receive an inaugural grant of stock options to purchase 20,000 shares of the Company’s common stock, par value $.001 (the “Common Stock”) on the date which is two business days after the release of the Company’s quarterly earnings for the third fiscal quarter of 2008. Under the provisions of the Company’s Director Equity Incentive Program and 1991 Equity Incentive Plan, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $100,000 (rounded down to the nearest whole number of shares of stock) and an annual grant of stock options to purchase 5,000 shares of the Common Stock. The exercise price of such stock options is 100% of the closing price of the Common Stock on the grant date. Pursuant to such director stock program, such stock options and restricted stock units vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director, or (ii) one year from the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director.

The full text of the press release announcing Mr. de Carbonnel’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 2, 2008	By:	/s/ David J. Scott
Name: David J. Scott
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated October 3, 2008.